EX 99.28(m)(1)(viii)

Amendment to Jackson Variable Series Trust Distribution Plan

This Amendment is made by the Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (the “Trust”), to its Distribution Plan (the “Plan”).

Whereas, the Plan was adopted by the Trust on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, pursuant to this Amendment, the Trust is amending Schedule A of the Plan to amend the name of the following Fund (the “Amended Fund Name”) and to remove the following Funds pursuant to the merger of these Funds (the “Acquired Funds”) into other Funds:

Amended Fund Name (effective September 28, 2015)

-	JNL/Franklin Templeton Frontier Markets Fund to
JNL/Mellon Capital Frontier Markets 100 Index Fund

Removal of Acquired Funds (effective September 28, 2015)

-	JNAM Guidance – Equity Income Fund
-	JNL/Franklin Templeton Natural Resources Fund

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust agrees to amend the Plan as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust has caused this Amendment to be executed and effective as of September 28, 2015.

Jackson Variable Series Trust

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary

Schedule A
List of Funds as of September 28, 2015

Fund	Maximum 12b-1 Fee
JNAM Guidance – Interest Rate Opportunities Fund	None
JNAM Guidance – Conservative Fund	None
JNAM Guidance – Moderate Fund	None
JNAM Guidance – Growth Fund	None
JNAM Guidance – Moderate Growth Fund	None
JNAM Guidance – Maximum Growth Fund	None
JNAM Guidance – Alt 100 Fund	None
JNAM Guidance – Equity 100 Fund	None
JNAM Guidance – Fixed Income 100 Fund	None
JNAM Guidance – Real Assets Fund	None
JNL Tactical ETF Conservative Fund	.20%
JNL Tactical ETF Moderate Fund	.20%
JNL Tactical ETF Growth Fund	.20%
JNL/American Funds® Global Growth Fund	.20%
JNL/American Funds® Growth Fund	.20%
JNL/AQR Risk Parity Fund	.20%
JNL/BlackRock Global Long Short Credit Fund	.20%
JNL/DFA U.S. Micro Cap Fund	.20%
JNL/DoubleLine® Total Return Fund	.20%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	.20%
JNL/Epoch Global Shareholder Yield Fund	.20%
JNL/FAMCO Flex Core Covered Call Fund	.20%
JNL/Lazard International Strategic Equity Fund	.20%
JNL/Mellon Capital Frontier Markets 100 Index Fund	.20%
JNL/Neuberger Berman Currency Fund	.20%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	.20%
JNL/Nicholas Convertible Arbitrage Fund	.20%
JNL/PIMCO Credit Income Fund	.20%
JNL/PPM America Long Short Credit Fund	.20%
JNL/T. Rowe Price Capital Appreciation Fund	.20%
JNL/The Boston Company Equity Income Fund	.20%
JNL/The London Company Focused U.S. Equity Fund	.20%
JNL/Van Eck International Gold Fund	.20%
JNL/WCM Focused International Equity Fund	.20%

A-1